Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Susan Horvath, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Quarterly Report on Form 10-Q of Sun BioPharma, Inc. for the quarter ended September 30, 2020 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Sun BioPharma, Inc.

Dated: November 12, 2020

/s/ Susan Horvath
Susan Horvath
Vice President of Finance, Chief Financial Officer,
Treasurer and Secretary
(Principal Financial Officer and Principal
Accounting Officer)